Exhibit 99.1

FINAL TRANSCRIPT

CORPORATE PARTICIPANTS

Barbara Gasper

MasterCard Incorporated - IR

Chris McWilton

MasterCard Incorporated - CFO

CONFERENCE CALL PARTICIPANTS

Elizabeth Grausam

Goldman Sachs - Analyst

Patrick Burton

Citigroup - Analyst

Chris Brendler

Stifel Nicolaus - Analyst

Gregory Smith

Merrill Lynch - Analyst

Ken Posner

Morgan Stanley - Analyst

Mike Cohen

Sunova Capital - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen and welcome to the MasterCard conference call. My name is Lisa and I will be your coordinator for today. At this time, all participants are in listen-only mode. We will be facilitating a question and answer session towards the end of this conference. [OPERATOR INSTRUCTIONS] As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to Miss Barbara Gasper, head of Investor Relations. Please proceed, ma’am.

Barbara Gasper - MasterCard Incorporated - IR

Thank you, operator. Good morning, everyone. And thank you for joining us today either by phone or webcast for a discussion about the press release we issued earlier this morning regarding MasterCard’s accelerated Class B share conversion and Class A share repurchase. With me on the call this morning are Chris McWilton, MasterCard’s Chief Financial Officer, Andrea Robertson, our Corporate Treasurer, and Bart Goldstein, our In-House SEC Counsel. Following comments by Chris highlighting key points about the conversion and repurchase, we will open up the call for your questions. In total, the call will last up to 30 minutes.

Because the proxy statement associated with our upcoming annual shareholder’s meeting will now include a proposal to amend our certificate of incorporation or charter, we filed a preliminary proxy statement with the S.E.C. this morning, which along with today’s press release can be found on the investor relations section of our website, www.mastercard.com. Later today, a replay of this call will be posted on our website for one week until April 17th, and the transcript of this call is expected to be filed with the S.E.C. as an 8K. MasterCard and its directors, officers and other members of management and its employees may be deemed to be participants in the solicitation of proxies from MasterCard’s stockholders in connection with the proposed charter amendment. MasterCard shareholders are urged to read the proxy statement and any other relevant documents filed with the S.E.C. as they become available because they will contain important information.

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Finally, as set forth in more detail in this morning’s press release, I need to remind everyone that today’s call may include some forward-looking statements. Actual outcomes could differ materially from what is suggested by our comments today. Information about the factors that could affect potential outcomes is summarized at the end of our press release. With that, I will now turn the call over to Chris McWilton. Chris.

Chris McWilton - MasterCard Incorporated - CFO

Thank you, Barbara. Good morning, everyone. We thought it might be helpful to spend a little time walking through the components of this morning’s announcement related to an accelerated Class B share conversion as well as our Class A share repurchase. We are very pleased to report that our Board of Directors has approved an amendment to our charter which will allow for an accelerated one-for-one conversion of our Class B common stock into newly issued Class A common stock for subsequent sale. Subject to stockholder approval of the amendment at our annual shareholder’s meeting coming up June 7th, our board authorized two additional items. First, the total number of Class B shares eligible for accelerated conversion in 2007 would be 13.4 million shares. And second, MasterCard may repurchase up to $500 million of Class A common stock in open-market transactions during 2007.

Turning first to the details of the Class B share conversion. As you know, Class A common stock, which is publicly traded on the New York Stock Exchange represents about 59% of our total outstanding shares, 10% of which is owned by the MasterCard foundation. Class B common stock, which represents about 41% of our total outstanding shares is owned by our customers…generally, the financial institutions that issue MasterCard branded cards. Although Class B shareholders are prohibited from owning Class A common stock, our existing charter allows holders of Class B stock, subject to a right of first refusal of other Class B shareholders, to convert their shares into an equal number of newly issued Class A shares for subsequent sale at any time after the fourth anniversary of our I.P.O. on May 31, 2010. The new amendment that the board approved removes the right of first refusal and allows for this conversion to occur gradually and over a period of time starting in 2007.

Let me highlight a few general points regarding the accelerated conversion rights. First, any conversion is completely voluntary. Each Class B holder would need to elect to participate. Next, conversion share amounts and timing windows would be designated by MasterCard’s board to ensure the orderly entry of shares into the public market. The total number of Class B shares eligible for conversion would be limited to an annual aggregate amount of up to 10% of the total shares of Class A and Class B common stock outstanding as of December 31st of the prior calendar year. Newly issued Class A shares that are converted from Class B shares must be sold within a 30-day period. During this 30-day period, any Class A share that is in the process of being sold would not be permitted to participate in any Class A shareholder vote.

Prior to May 31, 2010, the amended charter would not permit a conversion transaction to take place that would cause shares of Class B common stock to represent less than 15% of the total Class A and Class B common stock outstanding. This 15% limit tracks the minimum level to maintain Class M voting rights under our existing charter. Based on our current expectation, the specifics associated with the first conversion transaction occurring in 2007 are as follows. Up to 13.4 million shares of Class B common stock would be eligible for conversion into Class A common stock. Class B shareholders would be allowed to sell up to the greater of a minimum number of shares owned or a certain percentage of shares owned as of a record date to be determined.

The first conversion window is expected to occur between our second and third quarter 2007 earnings announcements or between the months of August and October. One brokerage firm would be used for the initial conversions in 2007, so that the distribution of newly issued shares of Class A common stock into the market occurs in an organized manner. MasterCard management is quite pleased with the board’s proposal to stockholders as it will allow for an accelerated and orderly conversion of Class B common stock into Class A common stock. The new proposal provides a design for an orderly entry of shares into the market and reduces the potential risk of supply pressure for Class A shares at a specific point in time in 2010. We believe all of our shareholders will find this an attractive proposal. This is not designed to benefit any one particular class of stock. Both Class A and Class B holders benefit from a more orderly transition, as Class B holders will be permitted to convert and sell their shares gradually over time.

Additionally, contingent upon shareholder approval of the proposed charter amendments, the board authorized a $500 million repurchase program for Class A common stock. We expect to conduct an open-market repurchase program during the second half of 2007. The decision to conduct a repurchase program was reached by MasterCard management and our board, who recognize our strong business results and cash position. Our board arrived at the $500 million figure after reviewing our financial results and capital structure. We don’t expect the repurchase program to have a significant impact on 2007 earnings per share, particularly because it is occurring later in the year.

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In addition to returning capital to shareholders, the repurchase program could also provide an offset to any newly issued Class A common stock coming into the public market as a result of Class B conversion transactions. We believe this proposal and the 2007 conversion and share repurchase plans reflect our strong business results and cash position, and demonstrate our ongoing commitment to manage our capital structure in a manner that creates value for all shareholders. Finally, I should note that although the Class B shares are nonvoting and the Class M shares also held by our financial institution customers have only limited voting rights under Delaware law, this proposal requires a separate affirmative vote of all three classes of our common stock: Class A, Class B and Class M.

Barbara Gasper - MasterCard Incorporated - IR

We’re now ready to begin the question and answer period. And in order to get as many people as possible in our allotted 30-minute time frame, we ask that you limit yourself to a single question with one follow up. Additionally, since we are in our earnings quiet period, we can only address questions related to the subject matter discussed on this call. Operator, could we have the first question, please.

QUESTION AND ANSWER

Operator

Yes. [OPERATOR INSTRUCTIONS] The first question comes from the line of Liz Grausam with Goldman Sachs. Please proceed.

Elizabeth Grausam - Goldman Sachs - Analyst

Yes, thank you. Just in terms of the appetite that you may see from Class B shareholders, is that a driver behind this decision by the board to accelerate — accelerate the conversion? Do they have a desire to sell?

Chris McWilton - MasterCard Incorporated - CFO

Liz, hi, this is Chris. This is designed to benefit all shareholders. Our Class A and our Class B shareholders. And we thought about this in terms of how we provide the most flexibility in our capital structure and how we make sure all classes benefit from the elimination of that cliff in 2010, which you know exists under the current charter. So it’s not designed or in response to demand from any particular set of shareholders. More about the overall capital structure and all of the constituents.

Elizabeth Grausam - Goldman Sachs - Analyst

Great. And then just a follow up. On the repurchase program, is that an independent decision despite the decision on the conversion? Was the buyback an independent decision of the board to realign some of your cash positions?

Chris McWilton - MasterCard Incorporated - CFO

No. The two are linked, and, obviously, we’re very confident that we’re going to get the vote so the share repurchase will move forward. But in the event it does not happen, we would go back to the board and ask them to rethink the $500 million share repurchase.

Elizabeth Grausam - Goldman Sachs - Analyst

Great. Thank you very much.

Operator

Your next question comes from the line of Pat Burton with Citigroup. Please proceed.

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Patrick Burton - Citigroup - Analyst

Hi. Thank you. My question, Chris, is did the board consider the litigation liabilities, and if so, is there any update there on coming up with the $500 million number. Thanks.

Chris McWilton - MasterCard Incorporated - CFO

Hi, Pat, how are you doing?

Patrick Burton - Citigroup - Analyst

Good.

Chris McWilton - MasterCard Incorporated - CFO

There are no new developments on the litigation front. The board considered, obviously, a number of factors in approving the $500 million share repurchase. As you know, we’ve had very strong business results. Our cash position has grown. We’re always thinking about capital, and obviously we are cognizant of the litigation situation, but there’s no new developments on that front. And I think the $500 million will still give us a lot of flexibility going forward.

Patrick Burton - Citigroup - Analyst

Thanks, and congratulations on the buy back.

Chris McWilton - MasterCard Incorporated - CFO

Thank you.

Operator

Your next question comes from the line of Chris Brendler with Stifel Nicolaus. Please proceed.

Chris Brendler - Stifel Nicolaus - Analyst

Hi, good morning. Chris, could you talk about the decision to buy back and the pros and cons versus increasing the dividend payment? I guess I was thinking about where your stock is today and also your comment about cash flow being — being ahead of your projections. It would seem to me that a dividend would make a little more sense. On the flip side, I’d — from the impression that the capital reserves — the excess capital you had on the balance sheet was earmarked a little bit more for the litigation situation. So it seems to me that — to me that those dynamics would tilt a little more in favor of dividends. Could you talk about the thought process there?

Chris McWilton - MasterCard Incorporated - CFO

As you know, we did increase the dividends back in December, — which will take effect in May, the payout in May. So we have gone through the process of increasing the dividend. The amounts we’re talking about here, in terms of $500 million is a — it’s a significant buy back from our perspective. We weighed all kinds of alternatives in terms of either increasing dividend or coming up with a share repurchase plan. We think this makes sense for all of our shareholders in sort of an impactful way. I think the business results, as you know, have been very strong. The cash flow has been very strong, and we’re able to do something very meaningful versus a straight-up dividend.

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Chris Brendler - Stifel Nicolaus - Analyst

So — just to follow up, are you saying that this gives you, I guess, a little more of an immediate and larger benefit rather — over a dividend payout?

Chris McWilton - MasterCard Incorporated - CFO

What it helps do is address something that is in our charter which is the cliff that exists in 2010, which could provide a lot of market discontinuity if those shares all sold at once. So this is a way to remedy that situation and relieve some of the supply pressure that would result from the conversion.

Chris Brendler - Stifel Nicolaus - Analyst

Okay. Thanks.

Operator

[OPERATOR INSTRUCTIONS] The next question comes from the line of Greg Smith with Merrill Lynch. Please proceed.

Gregory Smith - Merrill Lynch - Analyst

Yes, hi. Good morning. Will we know when the Class B shareholders convert to Class A shares? Will investors and shareholders know that the shares will be coming on the market within the next 30 days after they convert?

Chris McWilton - MasterCard Incorporated - CFO

Yes. We’ll be providing updates in terms of how that conversion process is coming along. Obviously, the conversion window will be publicly announced, and during either the periodic reporting on our 10Qs or the earnings calls, we’ll give you some indication of how that’s progressing, so we won’t go dark on this.

Gregory Smith - Merrill Lynch - Analyst

Okay, but there won’t be an S.E.C. or a filing an 8K generated when a shareholder decides to actually go through the conversion process?

Chris McWilton - MasterCard Incorporated - CFO

No.

Gregory Smith - Merrill Lynch - Analyst

Okay. So you’ll just be giving general updates.

Chris McWilton - MasterCard Incorporated - CFO

Giving updates. Yes.

Gregory Smith - Merrill Lynch - Analyst

And then, the actual sale, so you are using a single broker. Those sales will be — designed to be dribbled into the market. So there’s not going to be a — a secondary offering or big bang, so to speak?

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Chris McWilton - MasterCard Incorporated - CFO

That’s right. We thought that was a way to minimize the impact of dumping a lot of shares into the market at one point in time, so we’ll use one broker.

Gregory Smith - Merrill Lynch - Analyst

Yes. Okay. Thanks a lot.

Operator

Your next question comes from the line of Ken Posner with Morgan Stanley. Please proceed.

Ken Posner - Morgan Stanley - Analyst

Thank you, and good morning.

Chris McWilton - MasterCard Incorporated - CFO

Ken.

Ken Posner - Morgan Stanley - Analyst

Can — can you tell us roughly just for modeling purposes how much cash you think is the prudent amount to keep for litigation contingencies and other — other kinds of unforeseen or contingencies or just everyday use? At least given where we are with the litigation right now?

Chris McWilton - MasterCard Incorporated - CFO

Well, as I mentioned earlier, Ken, there are no new developments on the litigation front. And we have not disclosed a minimum capital level that we need to run the business. I think at the end of this transaction and this repurchase, we’re going to have sufficient flexibility to take advantage of opportunities within the business, grow the business and obviously have enough to take care of any sort of litigation. So the litigation as I mentioned was not a factor in developing the amount of the repurchase.

Ken Posner - Morgan Stanley - Analyst

But there’s some amount of cash you feel prudent to hold as a contingency against that?

Chris McWilton - MasterCard Incorporated - CFO

We’ve never disclosed that, and frankly as you can read in our filings it’s hard to predict what amount that is going to end up being.

Ken Posner - Morgan Stanley - Analyst

Right, no, I know, it’s — well, it’s not hard to predict, but it’s hard to predict it accurately, I suppose. I was curious should we assume $X hundred million on the balance sheet in cash until such a time as this stuff is — is cleared up?

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Chris McWilton - MasterCard Incorporated - CFO

That’s a judgment call, Ken and you’d have to make that decision yourself. We’re not in a position to —

Ken Posner - Morgan Stanley - Analyst

And then just as a follow up, one of the virtues of the MasterCard business model is that it is a big producer of cash and there’s not a lot of credit risk or other kinds of risk on the balance sheet. So, a financial analyst might look at the company with sort of an old fashioned view on how much capital it might need, which might not, in fact, be appropriate for the — for the nature of the business. Have you studied internally what you think the right capital structure or optimal capital structure should be for MasterCard, I mean, putting aside litigation and contingencies and stuff like that, just what would be the prudent amount of capital for the business itself?

Chris McWilton - MasterCard Incorporated - CFO

Well, let me start off, Ken, by reminding you that we do have a fair amount of risk in our business related to settlement, which is —

Ken Posner - Morgan Stanley - Analyst

Right.

Chris McWilton - MasterCard Incorporated - CFO

— a function of what we play. So there’s daily settlement risk and billions of dollars that are transferred through our system that we guarantee between issuers and acquirers. So we do have to keep that in mind and are mindful of that as we go through the process. We did take the board through where we think we need to be from a capital perspective, and we’re confident again that this is going to provide us, after this transaction with enough capital to take advantage of growth in the business. I can’t go into details on specifically what’s the minimum level at this point in time. But we feel pretty good. And the business momentum is good right now, so we feel pretty good about it.

Ken Posner - Morgan Stanley - Analyst

So — so having taken the board through that, at some point in the future, would it be appropriate to take analysts and investors through that kind of exercise as well? And I say that because questions of settlement risk are I think fairly technical. I know Basil and the feds and others study this stuff. And there are reasonably well understood rules, at least well understood by people who actually understand this stuff. So I’m just wondering at some point in the future would it be appropriate to tell the investment community, this is our business model. This is how settlement risk works and therefore this is the kind of range of capital that in the ordinary course of business we — you should expect us to hold for that kind of risk.

Chris McWilton - MasterCard Incorporated - CFO

Why don’t I ask Barbara to facilitate some sort of discussion around that in a forum that makes sense —

Ken Posner - Morgan Stanley - Analyst

That would be extremely helpful, thank you.

Chris McWilton - MasterCard Incorporated - CFO

At least help you understand how we might think about it. I don’t think we’ll be in a position to give you a range or any kind of specific number, but —

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Ken Posner - Morgan Stanley - Analyst

Well, thank you very much.

Chris McWilton - MasterCard Incorporated - CFO

Sure.

Operator

[OPERATOR INSTRUCTIONS] The next question comes from the line of Mike Cohen with Sunova Capital. Please proceed.

Mike Cohen - Sunova Capital - Analyst

Ken asked my question sufficiently. I was - that was going to be my question.

Chris McWilton - MasterCard Incorporated - CFO

Okay.

Operator

Please stand by.

Chris McWilton - MasterCard Incorporated - CFO

Well, I think that wraps up the questions. Obviously, we’re very pleased with the board’s decision to move ahead with this proposal. We think this is really going to provide for a much more orderly conversion of the Class B stock into the Class A common stock that was envisaged at the time of the I.P.O. and is currently in our charter. And, again, we think this is a win-win for all shareholders, and, obviously, are very excited about it. Thank you for your time, and, obviously, Barbara and Linda are standing by for any follow-up questions. Thank you.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.